                                                                    EXHIBIT 99.2

                    AGREEMENT RE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby agrees:

         1. Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated:   January 31, 2002              /s/ Ernest C. Garcia II
                                       --------------------------------------
                                       Ernest C. Garcia II

Dated:   January 31, 2002              /s/ Ray Fidel
                                       --------------------------------------
                                       Ray Fidel

Dated:   January 31, 2002              /s/ Steven P. Johnson
                                       --------------------------------------
                                       Steven P. Johnson

Dated:   January 31, 2002              /s/ Mark Sauder
                                       --------------------------------------
                                       Mark Sauder

Dated:   January 31, 2002              EJMS Investors Limited Partnership

                                       /s/ Eric Splaver
                                       --------------------------------------
                                       By: Eric Splaver
                                       Title: Partner

Dated:   January 31, 2002              /s/ Colin Bachinsky
                                       --------------------------------------
                                       Colin Bachinsky

Dated:   January 31, 2002              /s/ Chris Rompalo
                                       --------------------------------------
                                       Chris Rompalo

Dated:   January 31, 2002              /s/ Donna Clawson
                                       --------------------------------------
                                       Donna Clawson

Dated:   January 31, 2002              /s/ Mary Reiner
                                       --------------------------------------
                                       Mary Reiner

Dated:   January 31, 2002              /s/ Kathy Chacon
                                       --------------------------------------
                                       Kathy Chacon